Exhibit 21


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
                                        SUBSIDIARIES OF THE REGISTRANT


                Parent                               Subsidiary                  Ownership         Organization
-------------------------------------   ------------------------------------   ---------------   ----------------
Montgomery Financial Corporation            Montgomery Savings, A Federal          100%               Federal
                                                     Association

Montgomery Savings                                MSA Service Corp.                100%               Indiana




     The financial statements of the Registrant are consolidated with those of its subsidiaries.